Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT (this “Agreement”) is entered into as of May 14, 2024 (the “Effective Date”) by and among (i) Liberty Resources Acquisition Corp., a Delaware Corporation (“Liberty”), (ii) Markmore Energy (Labuan) Limited (“Markmore” and, together with Liberty, the “Parties” and each a “Party”).

WHEREAS, the Parties, in addition to Liberty Onshore Energy B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), Onshore Resources B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and LIBY Merger Sub LLC, a Delaware limited liability company previously entered into that certain Business Combination Agreement dated December 15, 2022 (the “Business Combination Agreement”); and

WHEREAS, pursuant to Section 12.01(a) of the Business Combination Agreement, the Parties desire to terminate the Business Combination Agreement by mutual written consent of Liberty and Markmore, as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                  Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement.

2.                  Termination of the Business Combination Agreement. Effective as of the Effective Date, the Business Combination Agreement is hereby terminated in all respects in accordance with Section 12.01(a) of the Business Combination Agreement and is of no further force or effect by or against any Party thereto. Each Party, on behalf of itself and its agents, hereby releases, waives, and forever discharges the other Parties and other Parties’ agents of and from any and all obligation or liability arising under the Business Combination Agreement.

3.                  Further Assurances. The Parties hereby agree to execute and deliver, and to cause their respective representatives and Affiliates to execute and deliver, from time to time, such additional documents, conveyances or other assurances reasonably necessary to carry out the intent of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

LIBERTY RESOURCES ACQUISITION CORP.

By:	/s/ Dato’ Maznah Binti Abdul Jalil
Dato’ Maznah Binti Abdul Jalil
Chief Executive Officer

MARKMORE ENERGY (LABUAN) LIMITED

By:	/s/ Tan Sri Halim Saad
Tan Sri Halim Saad
Executive Chairman

[Signature Page to Mutual Termination Agreement]